Exhibit 99.1

FOR IMMEDIATE RELEASE	For Further Information:
Jill Peters, Investor Relations Contact
(310) 893-7456 or investorrelations@kbhome.com

KB HOME ANNOUNCES NEW $1 BILLION SHARE REPURCHASE AUTHORIZATION

LOS ANGELES (October 27, 2025) – KB Home (NYSE: KBH) today announced that its Board of Directors authorized the repurchase of up to $1 billion of the Company’s outstanding common stock, replacing its prior authorization.

“Our newly authorized $1 billion share repurchase authorization positions us to continue our balanced approach to capital allocation.  We remain committed to investing in our future growth while returning a meaningful amount of capital to our stockholders.  Believing our shares are undervalued at current market levels, and with the confidence in our ongoing ability to generate significant operating cash flows as well as maintain a solid balance sheet, we expect share repurchases to remain a key priority for our Company,” said Jeffrey Mezger, Chairman and Chief Executive Officer.  “Since initiating our repurchase program in 2021, we have repurchased over $1.5 billion of shares, representing more than 34% of our shares outstanding, and have led our industry in repurchasing the highest percentage of our market capitalization, underscoring our stockholder-focused strategy.”

About KB Home
KB Home is one of the largest and most trusted homebuilders in the United States.  We operate in 49 markets, have built nearly 700,000 quality homes in our more than 65-year history, and are honored to be the #1 customer-ranked national homebuilder based on third-party buyer surveys.  What sets KB Home apart is building strong, personal relationships with every customer and creating an exceptional homebuying experience that offers our homebuyers the ability to personalize their home based on what they value at a price they can afford.  As the industry leader in sustainability, KB Home has achieved one of the highest residential energy-efficiency ratings and delivered more ENERGY STAR® certified homes than any other builder, helping to lower the total cost of homeownership.  For more information, visit kbhome.com.

Forward-Looking and Cautionary Statements

Certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. If we update or revise any such statement(s), no assumption should be made that we will further update or revise that statement(s) or update or revise any other such statement(s). Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions, including the timing and amount of our common stock we may repurchase under this Board of Directors’ authorization, to differ materially from such forward-looking statements include, but are not limited to the following: general economic, employment and business conditions; conditions in the capital, credit and financial markets; consumer and producer price inflation; our ability to access external financing sources and raise capital through the issuance of common stock, debt or other securities, and/or project financing, on favorable terms; changes in interest rates, including those set by the Federal Reserve, and those available in the capital markets or from financial institutions and other lenders, and applicable to mortgage loans; our debt level, including our ratio of debt to capital, and our ability to adjust our debt level and maturity schedule; our compliance with the terms of our unsecured revolving credit facility and our senior unsecured term loan; the ability and willingness of the applicable lenders and financial institutions, or any substitute or additional lenders and financial institutions, to meet their commitments or fund borrowings, extend credit or provide payment guarantees to or for us under our unsecured revolving credit facility or unsecured letter of credit facility; volatility in the market price of our common stock; our obtaining adequate levels of affordable insurance for our business and our ability to cover any incurred costs, liabilities or losses that are not covered by the insurance we have procured or that are due to our deciding not to procure certain types or amounts of insurance coverage; the failure of lawmakers to agree on a budget or appropriation legislation to fund the federal government’s operations (also known as a government shutdown), and financial markets’ and businesses’ reactions to any such failure; regulatory instability associated with the current U.S. presidential administration, and the impact on the economy or financial markets therefrom; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition from other sellers of new and resale homes; changes in U.S. trade policies, including the imposition of tariffs and duties on homebuilding materials and products, and related trade disputes with and retaliatory measures taken by other countries, and financial markets’ and businesses’ reactions to any such policies; the availability and cost of land in desirable areas and our ability to timely and efficiently develop acquired land parcels and open new home communities; our ability to successfully implement our current and planned strategies and initiatives related to our product, geographic and market positioning, gaining share and scale in our served markets, through, among other things, our making substantial investments in land and land development, which, in some cases, involves putting significant capital over several years into large projects in one location, and in entering into new markets; our ability to generate orders and convert our backlog of orders to home deliveries and revenues, particularly in key markets in California; our ability to successfully implement our business strategies and achieve any associated financial and operational targets and objectives, including those discussed in this press release or in any of our other public filings, presentations or disclosures; and other events outside of our control. Additionally, specifically as to common stock repurchases, their pace, volume and timing is expected to be based on considerations of, among other things, our operating cash flow, liquidity outlook, land investment opportunities and needs, the market price of our common stock, and the housing market and general economic conditions. Please see our periodic reports and other filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business.

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